Exhibit 99.1

Masimo and Covidien Announce Extension of Royalty Agreement

IRVINE, Calif., January 31, 2011 – Masimo (NASDAQ: MASI) and Covidien today announced that they have amended the existing settlement agreement initially reached in January 2006. Under the terms of the amendment, Covidien will pay Masimo a royalty of 7.75% for its current pulse oximetry products sold in the United States for three years, beginning March 15, 2011.

About Masimo

Masimo (NASDAQ: MASI) is the global leader in innovative noninvasive monitoring technologies that significantly improve patient care—helping solve “unsolvable” problems. In 1995, the company debuted Measure-Through Motion and Low Perfusion pulse oximetry, known as Masimo SET®, which virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent and objective studies demonstrate Masimo SET provides the most reliable SpO2 and pulse rate measurements even under the most challenging clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced rainbow® SET Pulse CO-OximetryTM technology, allowing noninvasive and continuous monitoring of blood constituents that previously required invasive procedures, including total hemoglobin (SpHb®), oxygen content (SpOCTM), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), and Pleth Variability Index (PVI®), in addition to SpO2, pulse rate, and perfusion index (PI). In 2008, Masimo introduced Patient SafetyNet™, a remote monitoring and wireless clinician notification system designed to help hospitals avoid preventable deaths and injuries associated with failure to rescue events. In 2009, Masimo introduced rainbow Acoustic MonitoringTM, the first-ever noninvasive and continuous monitoring of acoustic respiration rate (RRa™). Masimo’s rainbow SET technology platform offers a breakthrough in patient safety by helping clinicians detect life-threatening conditions and helping guide treatment options. In 2010, Masimo acquired SEDLine®, a pioneer in the development of innovative brain function monitoring technology and devices. Masimo SET and Masimo rainbow SET technologies can be also found in over 100 multiparameter patient monitors from over 50 medical device manufacturers around the world. Founded in 1989, Masimo has the mission of “Improving Patient Outcomes and Reducing Cost of Care … by Taking Noninvasive Monitoring to New Sites and Applications®.” Additional information about Masimo and its products may be found at www.masimo.com.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our amended royalty agreement. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET and Masimo rainbow SET products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce the anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the impact of the decline in the worldwide credit markets on us and our customers; the amount and type of equity awards that we may grant to employees and service providers in the future; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Investor Contact:	Media Contact:
Sheree Aronson	Dana Banks
Vice President, Investor Relations	Manager, Public Relations
Masimo Corporation	Masimo Corporation
(949) 297-7043	(949) 297-7348
saronson@masimo.com	dbanks@masimo.com

Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care… by Taking Noninvasive Monitoring to New Sites and Applications, Rainbow, SpHb, SpOC, SpCO, SpMet, PVI, Rainbow Acoustic Monitoring, RRa, Radical-7, Rad-87, Rad-57,Rad-8, Rad-5,Pulse CO-Oximetry, Pulse CO-Oximeter, and SEDLine are trademarks or registered trademarks of Masimo Corporation.